     As filed with the Securities and Exchange Commission on June 14, 1996

                                                      Registration No. 33-______

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                McM Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        North Carolina                                  56-1171691
- -------------------------------             --------------------------------
(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)

      Box 12317, 702 Oberlin Road, Raleigh, North Carolina      27605
      ----------------------------------------------------    --------
            (Address of Principal Executive Offices)         (Zip Code)

                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                   -----------------------------------------
                            (Full title of the plan)

                             Michael D. Blinson
                   Senior Vice President, Corporate Secretary
                                McM Corporation
                              702 Oberlin Road
                        Raleigh, North Carolina 27605
                   ---------------------------------------
                   (Name and address of agent for service)

                                (919)  833-1600
                                ---------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

  Title of                      Proposed          Proposed
 Securities    Amount        Maximum Offering  Maximum Aggregate   Amount of
   to be        to be           Price Per          Offering       Registration
 Registered  Registered(1)      Share(2)           Price(2)          Fee
 ----------  -------------      --------           --------          ---
Common Stock,
$1.00 par     300,000           $5.8125         $1,743,750           $601.25
value          shares
- --------------------------------------------------------------------------------

(1)  Pursuant to Rule 428(b)(1), the documents constituting the Prospectus from
Part I of Form S-8 will be sent or given to participants in the Plan, but not filed herewith.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the bid and asked price of the common stock on June 10, 1996, as reported by NASDAQ.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by McM Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

     1. The Company's annual report on Form 10-K for the year ended December 31, 1995, as filed with the Commission.

     2. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission.

     3.  The description of the Company's Common Stock, $1.00 par value
(the "Common Stock"), set forth in Item 14 of the Company's Registration Statement on Form 10 that was filed with the Commission on April 24, 1978, and as updated by Item 14 of the Company's annual report on Form 10-K for the year ended December 31, 1995.

     All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Under sections 55-8-51 through 55-8-58 of the General Statutes of North Carolina, the Company's Restated Articles of Incorporation (the "Articles"), and the Company's Amended and Restated Bylaws (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

     Pursuant to the North Carolina General Statutes noted above, Section 9 of the Articles contains the following provision relating to the personal liability of the Company's directors:

         "No person who is serving or who has served as Director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a Director, whether such action is brought by or in the right of the corporation or otherwise, except for breach of duty for which personal liability cannot be limited or eliminated under the North Carolina Business Corporation Act ("NCBCA") or other applicable law. If the NCBCA or other applicable law is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the NCBCA or other applicable law as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification."

         Pursuant to the North Carolina General Statutes noted above, Article VIII of the Bylaws provides the following:

         "SECTION 1.      MANNER OF INDEMNIFICATION

                          Any person who at any time serves or has
served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall be entitled to indemnification or reimbursement. The director shall be entitled to indemnification or reimbursement from the corporation, and the corporation shall be bound and obligated to provide such indemnification or reimbursement to the director, to the fullest extent permitted by law, whether or not a director is "wholly successful" in the defense of any proceeding to which he was a party because he is or was a director of the corporation.
Indemnification or reimbursement shall be for (a) any expenses, including attorneys' fees, or any liabilities which he may incur or may have incurred in connection with any threatened, pending or completed action, suit or proceeding (and any appeal whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

         Expenses incurred by a director in defending any such action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification or reimbursement required by this bylaw, including, without limitation, to the extent needed, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

         Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw."

         The Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit 4* Restated Articles of Incorporation of the Corporation. (Filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the SEC (File No. 0-8678) on April 1, 1996.)

                 Amended Bylaws of the Corporation. (Filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the SEC (File No. 0-8678) on April 1, 1996.)

Exhibit 5 Opinion of Ragsdale, Liggett & Foley PLLC, corporate counsel to the Corporation

Exhibit 23(a)    Consent of Ragsdale, Liggett & Foley PLLC, (included as part of
                 Exhibit 5)

Exhibit 23(b)    Consent of Ernst & Young LLP

Exhibit 99* 1996 Employee Incentive Stock Option Plan of the Corporation. (Filed as Appendix A of the Company's definitive proxy statement which was filed with the SEC on April 25, 1996.)


* Incorporated herein by reference.


Item 9.  Undertakings.

A.       The undersigned registrant hereby undertakes:

                 (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                 Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 23, 1996.


                                         McM Corporation


                                         By: /s/ George E. King
                                             ----------------------------
                                             (Registrant)
                                             George E. King
                                             President, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officers:                      Date:

/s/ George E. King                                 May 23, 1996
- --------------------------
George E. King
President, Chief Executive
Officer and Director



/s/ Stephen L. Stephano                            May 23, 1996
- --------------------------
Stephen L. Stephano
Executive Vice President,
Chief Operating Officer
and Director

Principal Financial Officer:



/s/ Kevin J. Hamm                                  May 23, 1996
- --------------------------
Kevin J. Hamm
Vice President, Chief
Financial Officer

Directors:




/s/ Michael A. DiGregorio                          May 23, 1996
- --------------------------
Michael A. DiGregorio




/s/ Laurence F. Lee, Jr.                           May 23, 1996
- --------------------------
Laurence F. Lee, Jr.




/s/ Laurence F. Lee III                            May 23, 1996
- --------------------------
Laurence F. Lee III




/s/ Claude G. Sanchez, Jr.                         May 23, 1996
- --------------------------
Claude G. Sanchez, Jr.




/s/ R. Peyton Woodson III                          May 23, 1996
- --------------------------
R. Peyton Woodson III

                                 EXHIBIT INDEX


Exhibit No.                      Exhibit                     Page
- -----------                      -------                     ----
Exhibit 4       Restated Articles of Incorporation            *

                Amended Bylaws                                *

Exhibit 5       Opinion of Ragsdale, Liggett & Foley PLLC     9

Exhibit 23(a)   Consent of Ragsdale, Liggett & Foley PLLC     9

Exhibit 23(b)   Consent of Ernst & Young LLP                 11

Exhibit 99      1996 Employee Incentive Stock Option Plan     *


*  Incorporated by reference as noted in Item 8 of this statement.